Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated February 22, 2016 relating to the consolidated and combined financial statements of CPG OpCo LP and subsidiaries, appearing in the Current Report on Form 8-K of Columbia Pipeline Group, Inc. dated February 22, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Columbus, Ohio

April 7, 2016